                                       UNITED STATES
                             SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D. C. 20549

                                        SCHEDULE 14A
                                       (Rule 14a-101)

                          INFORMATION REQUIRED IN PROXY STATEMENT
                                 SCHEDULED 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the Securities
                    Securities Exchange Act of 1934 (Amendment No. ___)

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[   ] Definitive Proxy Statement
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[   ] Soliciting Material Pursuant to sec.240.14a-12

                                     Edison International
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           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following e-mail was sent to certain Edison International employees on April 17, 2009:

Subject: Voting Your Edison International Shares

To: Edison International Executives

The annual meeting of shareholders of Edison International to be held on April 23, 2009 is quickly approaching.  Your vote is very important, and voting is easy.  Links to vote online are included below.  Please remember to vote all shares that you may hold in different accounts.

Board Recommendations

Edison International's Board of Directors recommends that you vote "FOR" the nominees for
Directors, "FOR" the ratification of the appointment of the accounting firm, "FOR" the management proposal to amend the 2007 Performance Incentive Plan, and "AGAINST" the shareholder proposal.

How to Vote Your Shares

Proxy materials were delivered to shareholders in one of three ways:

o     For any account in which you own 500 or more shares, you should have received by mail a full set of proxy materials, including a Proxy/Voting Instruction Card.

o     For any account in which you own less than 500 shares, you should have received by mail a Notice with information regarding the Internet availability of our proxy materials.

o     If you own shares through the Edison 401(k) Savings Plan, and do not also own shares registered in your name (e.g. in a Wells Fargo Direct Purchase Plan account), you should have received an e-mail from me with information regarding Internet availability of our proxy.

Please use the company and control number(s) provided on your Notice, Proxy/Voting
Instruction Card, and/or e-mail to vote your shares by telephone or via the Internet.  Or you may complete and return each Proxy/Voting Instruction Card in the envelope provided.

If you hold shares through the Edison 401(k) Savings Plan or registered in your name, you may vote online at www.eproxy.com/eix using the 3-digit company number and 11-digit control number located in the e-mail from me or in the upper right hand corner of your Notice or
Proxy/Voting Instruction Card.  All shares held in your name and through the Edison 401(k)
Savings Plan may be voted using the same control number.

If you hold shares in a bank or brokerage account, you may vote online at the website provided on your Notice or Proxy/Voting Instruction Card, typically www.proxyvote.com, using the 12-digit control number provided by your bank or broker.  A separate control number may be required to vote shares held in different bank or broker accounts.  Please note that the bank or broker's name, not Edison International's name or logo, will appear on the envelope containing the Notice or proxy materials.

If You Do Not Have a Control Number

If you believe you did not receive a Notice or Proxy/Voting Instruction Card for one or more of your bank or brokerage accounts, please contact your bank or broker directly and ask for your 12-digit control number so that you may vote your shares at
www.proxyvote.com.

If you hold shares registered in your name or through the Edison 401(k) Savings Plan, or if you are unable to obtain a control number from your bank or broker, please contact Keith
Larson at (626) 302-6511 for assistance.

Please vote your shares before the meeting.  If you have any questions, please feel free to contact me directly.

Barbara E. Mathews
Vice President, Associate General Counsel,
Chief Governance Officer and Corporate Secretary